                                                                 EXHIBIT (14)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14 (the "Registration Statement") of our reports dated December 14, 2006, relating  to the  financial  statements  and  financial  highlights  of American
Century Mutual Funds, Inc.,  including American Century Balanced Fund,  American
Century Growth Fund,  American  Century Select Fund, and American  Century Vista
Fund, for the year ended  October 31,  2006, which are incorporated by reference in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 22, 2007